UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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interCLICK, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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interCLICK, Inc.
11 West 19th Street, 10th Floor
New York, New York 10011

To The Shareholders of interCLICK, Inc.:

We are pleased to invite you to attend the annual meeting of the shareholders of interCLICK, Inc., which will be held at 10:00 A.M. on June 11, 2010 at the offices of interCLICK, 11 West 19th Street, 10th Floor, New York, NY 10011, for the following purposes:

1.	To elect members to our Board of Directors;

2.	To approve an amendment to our 2007 Incentive Stock and Award Plan increasing the shares available for grant;

3.	To ratify the appointment of our independent registered public accounting firm for 2010; and

4.	For the transaction of such other matters as may properly come before the Annual Meeting.

interCLICK’s Board of Directors has fixed the close of business on April 16, 2010 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 9:00 A.M.  Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

For admission to the Annual Meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.  If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided.  Your vote is very important.

By the Order of the Board of Directors

/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

Dated: April 26, 2010

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares will save interCLICK the expenses and extra work of additional solicitation.  An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.  Your vote is important, so please act today!

interCLICK, Inc.
11 West 19th Street, 10th Floor
New York, New York 10011
(646) 722-6260

2010 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I Receiving These Materials?

These proxy materials are being sent to the holders of shares of the voting stock of interCLICK, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at the 2010 Annual Meeting of shareholders to be held at 10:00 A.M. on June 11, 2010 at 11 West 19th Street, 10th Floor, New York, NY 10011.  The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about April  29, 2010.  A copy of our Form 10-K for the year ended December 31, 2009 has been mailed concurrently with this Proxy Statement.  This Proxy Statement and the Form 10-K are available at: http://ir.interclick.com/financials.cfm.

Who is Entitled to Vote?

interCLICK’s Board has fixed the close of business on April 16, 2010 as the record date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  On the record date, there were 23,694,272 shares of common stock outstanding and no shares of preferred stock outstanding.  Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Action Stock Transfer Corporation, you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by interCLICK.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?

Record Holder

1.	Vote by Internet. The website address for Internet voting is on your proxy card.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by telephone. The toll-free number for telephone voting is on your vote instruction form.
3.	Vote by mail. Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors, individuals who help with processing and counting your votes and persons who need access for legal reasons.  If you write comments on your proxy card, your comments will be provided to interCLICK, but how you vote will remain confidential.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy.  Thus, 11,847,137 shares must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by interCLICK are not considered outstanding or considered to be present at the Annual Meeting.  If there is not a quorum at the Annual Meeting, our shareholders may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Important New Rule Affecting Beneficial Owners Holding Shares In Street Name

Please note that this year the rules that govern how brokers vote your shares have changed.  Brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

With the exception of Proposal 3, all of the proposals are non-routine.

What is an Abstention?

An abstention is a shareholders affirmative choice to decline to vote on a proposal.  Abstentions are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of Directors	Plurality of the votes cast (the five directors receiving the most “For” votes)	No
Increase the Shares Authorized Under the Plan	A majority of the votes cast	No
Appointment of the Independent Registered Public Accounting Firm	A majority of the votes cast	Yes

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all of the proposals.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of interCLICK, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: interCLICK, Inc., 11 West 19th Street, 10th Floor, New York, NY 10011, Attention: Secretary, or by facsimile (646) 558-1225.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by interCLICK.  In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.  Because we need a majority of outstanding shares to be present in person or by proxy for a quorum, we have retained the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a professional proxy solicitation firm, for a fee of $6,500 plus customary expenses.

What is “Householding” and How Does it Affect Me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold interCLICK stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact:  interCLICK Inc., 11 West 19th Street, 10th Floor, New York, NY 10011, Attention: Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact interCLICK as indicated above.

Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to interCLICK shareholders with any of the proposals brought before the Annual Meeting.

Can a Shareholder Present a Proposal To Be Considered At the 2011 Annual Meeting?

Under the rules of the SEC, if a shareholder wants us to include a proposal for inclusion in our proxy materials for the 2011 Annual Meeting, your proposal must be submitted in writing by February 11, 2011 to interCLICK, Inc., 11 West 19th Street, 10th Floor, New York, NY 10011, Attention: Secretary. If you wish to submit a proposal that is not to be included in our proxy materials or wish to nominate a director, you must do so no later than the close of business on April 12, 2011 (60 days prior to the one year anniversary of the 2010 Annual Meeting) nor earlier than the close of business on March 13, 2011 (90 days prior to the one year anniversary of the 2010 Annual Meeting). You are also advised to review our Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

The Board Unanimously Recommends that Shareholders Vote “For” Proposal Nos. 1, 2 and 3.

PROPOSAL 1. ELECTION OF DIRECTORS

Who are our current directors?

The following is a list of our current directors.  All directors serve one-year terms or until each of their successors are duly qualified and elected.

Name	Age	Position
Michael Brauser	54	Co-Chairman
Barry Honig	39	Co-Chairman
Brett Cravatt	36	Director
Michael Katz	31	Director
Michael Mathews	48	Director

Who will be elected at the Annual Meeting?

Michael Brauser has served as Co-Chairman since August 28, 2007.  Mr. Brauser served as Chairman of the Board of Directors of SendTec, Inc. from October 2005 through November 2006.  Mr. Brauser has been the manager of Marlin Capital Partners, LLC, a private investment company, since 2003.  He is a private investor.  From 1999 through 2002, he served as President and Chief Executive Officer of Naviant, Inc. (eDirect, Inc.), an Internet marketing company.  He also was the founder of Seisant Inc. (eData.com, Inc.).  Mr. Brauser was selected as a director due to his significant experience in the Internet industry as well as his extensive business and management expertise from his background as an executive officer of a number of public companies.  Mr. Brauser has extensive knowledge of Internet marketing companies, accounting and finance expertise.  He also is a large shareholder.

Barry Honig has served as Co-Chairman since August 28, 2007.  Since January 2004, Mr. Honig has been the President of GRQ Consultants, Inc. 401(k), an investor and consultant to early stage companies.  He is a private investor.  Mr. Honig was selected to serve as a director on our Board due to his success as an investor, extensive knowledge of the capital markets, his judgment in assessing business strategies taking into account any accompanying risks, and his knowledge of the marketing industry.  He is also a large shareholder.

Brett Cravatt has served as a director since June 5, 2009.  Since 2006, Mr. Cravatt has been the Chief Executive Officer and founder of WebYes! LLC. WebYES! finds new customers every day online for clients in select verticals by designing, creating and marketing web properties tailored to specific consumer products and services.  Prior to WebYES!, Mr. Cravatt served as the Chief Operating Officer of Vendare Media (now Connexus).  Mr. Cravatt joined Vendare Media in March 2001 via the acquisition of SportSkill.com, a fantasy sports software company co-founded by Mr. Cravatt.  Prior to SportSkill.com, Mr. Cravatt was a corporate securities attorney for Loeb & Loeb, LLP, where he handled various corporate matters for start-up companies and Fortune 1000 clients.  Mr. Cravatt holds a Bachelor's degree in Political Science from UC Berkeley and a J.D. from Stanford Law School.  Mr. Cravatt was selected to serve as a director on our Board due to his valuable financial and legal expertise and his extensive experience with Internet marketing companies.

Michael Katz has served as our President and a director since August 31, 2007.  From 2003 until we acquired the business of Desktop Interactive, Inc., or Desktop, on August 31, 2007, Mr. Katz was the founder, Chief Executive Officer, and President of Desktop. Mr. Katz graduated from Syracuse University with a degree in Finance and Economics.  Mr. Katz was selected to serve as a director on our Board due to his depth of knowledge of interCLICK, including its operations, his extensive knowledge of the Internet marketing industry and his position as President of interCLICK.

Michael Mathews has served as our Chief Executive Officer and a director since August 28, 2007.  From May 15, 2008 until June 30, 2008, Mr. Mathews served as our interim Chief Financial Officer until David Garrity was appointed.  From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue U.S.A., LLC, an Internet promotional marketing company.  Mr. Mathews graduated from San Francisco State University with a degree in Marketing and holds a Masters in Business Administration from Golden Gate University.  Mr. Mathews was selected to serve as a director on our Board due to his depth of knowledge of interCLICK, including its operations, its strategies, his extensive knowledge of the Internet marketing industry and his position as Chief Executive Officer of interCLICK.

Michael Katz, our President and Andrew Katz, our Chief Technology Officer are brothers. There are no other family relationships among executive officers and directors of interCLICK.

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect five directors to our Board under Proposal 1. This means that the five persons who receive the most votes are elected. For purposes of the election of directors, the withholding of authority by a shareholder as to the election of directors thus has no effect on the results of the election.

The Board unanimously recommends a vote “For” the election of the nominated slate of directors.

Corporate Governance

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of interCLICK and its shareholders.  The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of interCLICK.  The Board is not, however, involved in the operating details on a day-to-day basis.

            Board Committees and Charters

The Board and its Committees meet throughout the year and act by written consent from time to time as appropriate.  The Board has formed Audit, Compensation and Nominating Committees.  Committees regularly report on their activities and actions to the Board.  The Board appoints members to its: Audit Committee, Compensation Committee and Nominating Committee.  The Audit Committee and the Nominating Committee each have a written charter approved by the Board.  These charters are available on our website at http://ir.interclick.com/governance.cfm.

The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation	Nominating

Michael Brauser	P	P	P	P
Barry Honig	P	P	P	P
Brett Cravatt	P	P	P	P
Michael Katz
Michael Mathews

In 2009, our Board held a total of six regularly scheduled and special meetings.  None of our incumbent directors attended less than 75% of the Board or committee meetings.  interCLICK does not have a policy with regard to board members’ attendance at annual meetings.  Michael Mathews was the only director who attended the 2009 Annual Meeting.

Our Board has determined that Messrs. Cravatt, Brauser and Honig are independent under the NASDAQ Stock Market Listing Rules.

Audit Committee

The Audit Committee’s primary role is to review our accounting policies and any issues which may arise in the course of the audit of our financial statements.  The Audit Committee selects our independent registered public accounting firm, approves all audit and non-audit services, and reviews the independence of our independent registered public accounting firm.  The Audit Committee also reviews the audit and non-audit fees of the auditors.  Our Audit Committee is also responsible for certain corporate governance and legal compliance matters including internal and disclosure controls and Sarbanes-Oxley compliance.  The members of the Audit Committee are Brett Cravatt, Michael Brauser and Barry Honig.  Our Board has determined that Messrs. Cravatt and Brauser are each qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the Securities Exchange Commission, or the SEC, and in compliance with the Sarbanes-Oxley Act of 2002.  The Board has determined that Messrs. Cravatt, Brauser and Honig are independent in accordance with the NASDAQ Stock Market independence standards for audit committees.

Compensation Committee

The function of the Compensation Committee is to review and recommend the compensation of benefits payable to our officers, review general policies relating to employee compensation and benefits and administer our various stock option plans.  The members of the Compensation Committee are Messrs. Cravatt, Brauser and Honig.

Nominating Committee

The purpose and responsibilities of the Nominating Committee include the identification of individuals qualified to become Board members, the selection or recommendation to the Board of nominees to stand for election as directors, the oversight of the evaluations of the Board and management, and review with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including issues of diversity, age, skills such as understanding of technology, finance and marketing.  Due to the small size of our Board, interCLICK has not considered it appropriate to implement a policy with regard to the consideration of any director candidates recommended by shareholders.  The members of the Nominating Committee are Messrs. Cravatt, Brauser and Honig.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer.  Although not required, the Code of Ethics also applies to our directors.  The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior.  A copy of our Code of Ethics is available on our website at http://ir.interclick.com/governance.cfm.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Although there are many other factors, the Board seeks individuals with experience on public company boards as well as experience with Internet marketing, legal and accounting skills.

Board Assessment of Risk

Our risk management function is overseen by our Board.  Through our policies, our Code of Ethics and our Board committees’ review of financial and other risks, our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect interCLICK, and how management addresses those risks.  Mr. Mathews, a director and Chief Executive Officer, and Mr. Roger Clark, our Chief Financial Officer, work closely together with the Board once material risks are identified on how to best address such risk.  If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment.  Presently, the primary risks affecting interCLICK include our ability to continue increasing market share in an intensely competitive online advertising market, successfully execute our business strategy and deploy a differentiated technology solution, and effectively raise sufficient capital as we scale our business.  The Board focuses on these key risks and interfaces with management on seeking solutions.

Board Structure

Since we acquired Desktop in August 2007, our Board has separated the positions of Chairman of the Board and Chief Executive Officer.  Since that time, Messrs. Michael Brauser and Barry Honig have acted as our Co-Chairmen and Mr. Michael Mathews has acted as our Chief Executive Officer.  Separating these positions allows Mr. Mathews to focus on our day-to-day business while allowing the Co-Chairmen of the Board to lead the Board in its fundamental role of providing advice to management and acting as an independent oversight of management.  Because of our rapid growth, we believe that this leadership structure is appropriate for us.  While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes having these separate positions and having two independent outside directors serve as Co-Chairmen is the appropriate leadership structure for interCLICK at this time and demonstrates our commitment to good corporate governance.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us interCLICK, Inc., 11 West 19th Street, 10th Floor, New York, NY 10011 Attention: Secretary, or by facsimile (646) 558-1225.  Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC.  Based on the information available to us during 2009, we believe that all applicable Section 16(a) filing requirements were met on a timely basis.

Director Compensation

In 2009, we did not pay cash compensation to our directors for service on our Board.  Non-employee members of our Board were compensated with stock options for 2009 service.  For 2010 service, our non-employee directors will receive $26,000 per year which will be paid in equal installments each calendar quarter.  Directors who are employed by interCLICK are not compensated for their service on the Board.  Therefore, this table does not include Michael Mathews and Michael Katz.

2009 Director Compensation

Option
Name	Awards
(a)	($) (1)

Michael Brauser (2)	322,000
Brett Cravatt (3)	300,000
David Garrity (4)	12,400
Barry Honig (2)	322,000
Sanford Rich (4)	-

(1)  The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the recently revised SEC disclosure rules.  These amounts represent awards that are paid in options to purchase shares of our common stock and do not reflect the actual amounts that may be realized by the directors.
(2)  Represents 100,000 5-year options to purchase common stock exercisable at $4.32 per share granted for service on the Board for 2009.  The options vest in equal annual increments over a four year period with the first vesting date being October 10, 2010.
(3)  Represents 150,000 5-year stock options to purchase common stock exercisable at $2.40 per share granted to Mr. Cravatt for his initial appointment to the Board.  The options vest quarterly over a four year period with the first vesting date being June 30, 2009.
(4)  Former director.

Principal Shareholders

The following table sets forth the number of shares of our common stock beneficially owned as of the record date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director (iii) our Named Executive Officers (as disclosed in the Summary Compensation Table), and (iv) our executive officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)

Directors and Executive Officers:
Common Stock	Michael Mathews 11 West 19th Street, 10th Floor New York, NY 10011 (2)(3)(4)	1,328,750	5. 2%
Common Stock	Michael Katz 11 West 19th Street, 10th Floor New York, NY 10011(2)(3)(5)	997,500	4.2%
Common Stock	Andrew Katz	152,958	*
	4800 T-Rex Avenue Suite 120 Boca Raton, FL 33431 (2)(6)
Common Stock	Roger Clark	76,500	*
	11 West 19th Street, 10th Floor
	New York, NY 10011 (2)(7)
Common Stock	Michael Brauser 595 S. Federal Hwy. Suite 600 Boca Raton, FL 33432 (3)(8)	1,856,500	7.8%
Common Stock	Barry Honig 595 S. Federal Hwy. Suite 600 Boca Raton, FL 33432 (3)(9)	1,363,268	5.7%
Common Stock	Brett Cravatt 324 32324 Bayview Drive Hermosa Beach, CA 90254 (3)(10)	37,500	*
Common Stock	All directors and executive officers as a group (9 persons)	5,944,043	23.6%
5% Shareholders:
Common Stock	Gerald Unterman 610 Park Avenue Apt. 16A New York, NY 10065 (11)	2,128,250	8.9%
Common Stock	Palo Alto Investors	1,600,000	6.8%
	470 University Avenue
	Palo Alto, CA 94301 (12)

* Less than 1%

(1)
Applicable percentages are based on 23,694,272 shares outstanding adjusted as required by rules of the SEC.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise.  Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.  Unless otherwise indicated in the footnotes to this table, interCLICK believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.  References to within 60 days in the Notes below refer to 60 days of the record date.

(2)	An executive officer.
(3)	A director.
(4)	Includes 868,750 shares issuable upon exercise of options that are exercisable within 60 days.
(5)	Includes 237,500 shares issuable upon exercise of options that are exercisable within 60 days.
(6)	Includes 120,833 shares issuable upon exercise of options that are exercisable within 60 days.
(7)	Includes 62,500 shares issuable upon exercise of options that are exercisable within 60 days.

(8)
Includes 25,000 shares issuable upon exercise of options that are exercisable within 60 days.  Also includes: (i) 1,007,500 shares held in a Partnership of which Mr. Brauser is the General Partner, (ii) 100,000 shares held jointly with his wife and (iii) 475,000 shares held by a trust whereby his wife is the trustee and beneficiary.

(9)
Includes 25,000 shares issuable upon exercise of options that are exercisable within 60 days.  Includes shares held in a 401(K) plan whereby Mr. Honig is the trustee.  Also includes 12,500 shares issuable upon the exercise of warrants.  Does not include shares beneficially owned by Mr, Honig’s father, Alan Honig.  Mr. Alan Honig beneficially owns less than 5% of our common stock for various accounts including as custodian for Mr. Barry Honig’s minor children.  Mr. Barry Honig disclaims the beneficial ownership of any shares held by his father, Mr. Alan Honig.

(10)	Includes 37,500 shares issuable upon exercise of options that are exercisable within 60 days.
(11)	Includes 250,000 shares issuable upon exercise of warrants.
(12)	Based on information in a Schedule 13G filed with the SEC which provided beneficial ownership as of December 31, 2009.

Executive Officers

The following is a list of our executive officers which are elected by our Board.

Name	Age	Position
Michael Mathews	48	Chief Executive Officer
Michael Katz	31	President
Roger Clark	41	Chief Financial Officer
Andrew Katz	29	Chief Technology Officer
Jason Lynn	37	Chief Strategy Officer
Dave Myers	40	Executive Vice President, Operations

Executive Officer Biographies

See Michael Mathews’ biography above.

See Michael Katz’s biography above.

Roger Clark has served as our Chief Financial Officer since August 7, 2009.  From 1994 until August 2009, Mr. Clark was an executive with IAC/InterActiveCorp. which operated more than 50 Internet businesses worldwide.  From 2006 until 2009, Mr. Clark was Vice President, Finance at IAC Advertising Solutions and in 2009 served in the Office of the Chief Financial Officer at IAC Search & Media.  From 2002 to 2006, Mr. Clark was the Vice President, Investor Relations and Finance at IAC/InterActiveCorp.  Mr. Clark was an auditor with Ernst & Young, LLP from 1991 until 1994, and became a Certified Public Accountant in 1994; his current status is not practicing.

Andrew Katz has served as our Chief Technology Officer since August 31, 2007.  From 2004 until we acquired Desktop on August 31, 2007, Mr. Katz was the Chief Technology Officer of Desktop.  From February 2004 until July 1, 2008, Mr. Katz also served as the Chief Executive Officer of mStyle, LLC.  Prior to mStyle, he served as the Senior Software Engineer for Jenzabar, Inc.  Mr. Katz is the brother of Michael Katz, our President.

Jason Lynn has served as our Chief Strategy Officer since March 2010 and previously was our Vice President of Product Development from June 2008 until March 2010.  From July 2007 through July 2008, Mr. Lynn was the Director of Solutions Engineering at Right Media, LLC, a wholly-owned subsidiary of Yahoo! Inc.  From August 2006 through July 2007, Mr. Lynn was the Product Manager at TACODA Systems, Inc., a provider of behavioral targeting solutions to web publishers.  From June 2004 until July 2006, he was self-employed as an IT Systems Consultant.  Previously, he spent seven years in the Internet technology space in positions with Intel, UUnet, and Navisite.

Dave Myers has served as our Executive Vice President, Operations since March 2010 and previously was our Vice President of Operations from April 2009 until March 2010.  From 2006 until joining interCLICK, Mr. Myers   worked for Yahoo! Inc. and Right Media (which was acquired by Yahoo! Inc. in July 2007) as a Senior Director of Advertiser Marketplaces Operations and Senior Director of Right Media Client Services, respectively.  From 2004 to 2006, Mr. Myers was an Enterprise Services Engagement Manager at Microsoft Corporation.

Executive Compensation

The following information is related to the compensation paid, distributed or accrued by us for 2009 and 2008 to our Chief Executive Officer (principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 who we refer to as our Named Executive Officers.

2009 Summary Compensation Table

						Non-Equity
Name and				Stock	Option	Incentive Plan
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Total
(a)	(b)	($)(c)	($)(d)	($)(e)(1)	($)(f)(1)	($)(g)(2)	($)(j)
Michael Mathews	2009	347,618	-	-	124,000	177,500	649,118
Chief Executive Officer	2008	325,000	-	-	-	70,000	395,000
Michael Katz	2009	295,833	60,000	-	763,000	90,000	1,208,833
President	2008	250,000	-	-	-	112,615	362,615
Andrew Katz (3)	2009	243,750	-	56,250	545,000	123,750	968,750
Chief Technology Officer (4)	2008	181,875	-	-	354,000	56,250	592,125
Roger Clark (5)	2009	89,732	66,575	37,400	785,000	45,925	1,024,632
Chief Financial Officer

(1)
The amounts in these columns represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the recently revised SEC disclosure rules. These rules also require prior year amounts to be recalculated in accordance with the rule (and therefore any number previously disclosed in our 2008 Form 10-K regarding our Named Executive Officers compensation on this table or any other table may not reconcile.)  These amounts represent awards that are paid in shares of common stock or options to purchase shares of our common stock and do not reflect the actual amounts that may be realized by the Named Executive Officers.

(2)
Represents a cash bonus based on the satisfaction of a performance target of which the outcome was substantially uncertain to occur at the time it was established. Under SEC rules, when a cash bonus is substantially uncertain, the bonus is disclosed in this column.

(3)	Includes 28,125 shares of restricted common stock which vesting terms were modified to provide for vesting each calendar quarter from semi-annually.
(4)	Includes 100,000 options with an exercise price of $2.62 per share (reduced from $5.90 per share).
(5)
Mr. Roger Clark has been our Chief Financial Officer since August 7, 2009.  Although he is not a Named Executive Officer as defined by SEC regulations, interCLICK is voluntarily disclosing Mr. Clark’s compensation.

Named Executive Officer Compensation

Michael Mathews.  Effective on June 28, 2007, we entered into an employment agreement with Michael Mathews, to serve as our Chief Executive Officer.  In accordance with the employment agreement, Mr. Matthews was paid a base salary of: (i) $325,000 in his first year of employment, (ii) $340,000 in his second year of employment, (iii) currently receives $355,000 in his third year of employment, and (iv) will receive an agreed upon salary for all future years of employment.  In addition to a base salary, Mr. Mathews is eligible to receive an annual performance bonus based upon the achievement of pre-established performance milestones tied to our revenues and earnings of which at least half would be paid in cash and the remaining in interCLICK stock.  If performance milestones are met, Mr. Mathews’ bonus will be 50% of his base salary for the year the milestone was met.  For 2009, Mr. Mathews received a $177,500 bonus, of which $149,167 was paid in February 2010.  Additionally, we agreed in 2007 to (i) pay his former employer $100,000, (ii) pay a $50,000 relocation fee and (iii) guarantee a $50,000 minimum bonus payment.  Also in 2007, Mr. Mathews received 700,000 shares of vested founders stock and was granted 725,000 stock options vesting in quarterly increments over three years exercisable at $2.00 per share.  In February 2009, Mr. Mathews received 100,000 fully-vested stock options, exercisable at $1.52 per share.

Michael Katz.  On August 31, 2007, we entered into an employment agreement with Michael Katz, to serve as our President.  Under the agreement, Mr. Katz was to receive an annual base salary of $250,000.  In February 2009, Mr. Katz’s base salary was increased to $300,000.  Under his agreement, he also received a $75,000 signing bonus and a bonus based on pre-established performance milestones half payable in stock and half in cash.  If the performance milestone is met, it shall equal 30% of his base salary for that year.  In March 2010, the Board approved an amendment to his agreement increasing the target bonus to 50%.  In the event that the Board and Mr. Katz are unable to agree on a mutually acceptable performance milestone, Mr. Katz will receive a guaranteed annual bonus for such fiscal year of not less than 15% of his base salary.  In his sole discretion, Mr. Katz may elect to receive such annual bonus in capital stock at the basis determined by our Board.  For 2009, Mr. Katz received a $150,000 bonus, of which $90,000 was paid in March 2010.  Additionally on August 31, 2007, Mr. Katz was granted 150,000 stock options vesting annually on each over a four year period exercisable at $2.00 per share which are now fully vested.  On June 5, 2009, Mr. Katz was granted 350,000 stock options vesting quarterly over four years beginning June 30, 2009, exercisable at $2.60 per share.

Andrew Katz. Effective March 3, 2008, we entered into an employment agreement with Mr. Andrew Katz, our Chief Technology Officer.  The current term of his agreement expires on March 3, 2011 but will be automatically renewed for additional one-year periods until either we or Mr. Katz gives the other party written notice of its intent not to renew at least 60 days prior to the end of the then current term.  Mr. Katz was paid a base salary of $225,000 in his first year of employment, currently receives $247,500 and will continue to receive a 10% increase on each one-year anniversary of entering into the agreement.  Under his agreement, he is entitled to receive a bonus based on pre-established performance milestones of which at least half would be payable in cash and the remainder in interCLICK stock.  If the performance milestone is met, it shall equal 50% of his base salary for that year.  For 2008, Mr. Katz received a cash bonus of $56,250 paid in 2009 and 28,125 shares of restricted stock to vest semi-annually over four years.  On October 14, 2009, we agreed to modify the vesting of these shares from vesting semi-annually to vesting each calendar quarter.  For 2009, Mr. Katz received a $123,750 bonus which was paid in February 2010.  Mr. Katz was granted 50,000 stock options exercisable at $2.00 per share vesting annually over four years beginning September 21, 2008.  In 2008, Mr. Katz was granted 100,000 stock options exercisable at $5.90 per share vesting annually over four years beginning March 3, 2009.  On September 24, 2008, the exercise price was reduced to $2.62 per share.  On June 5, 2009, Mr. Katz was granted 250,000 stock options vesting quarterly over four years beginning June 30, 2009, exercisable at $2.60 per share.

Roger Clark.  Effective August 7, 2009, we entered into a three-year employment agreement with Roger Clark, to serve as our Chief Financial Officer.  Mr. Clark receives a $225,000 base salary in his first year of employment and will receive at least a 10% increase each year thereafter.  In addition to a base salary, Mr. Clark is eligible to receive an annual bonus based upon the achievement of pre-established annual individual and interCLICK performance goals.  If the performance goals are met, Mr. Clark’s bonus will be equal to 50% of his base salary for the year the milestone is met and may be paid in any combination of cash and interCLICK stock that Mr. Clark determines.  For 2009, Mr. Clark received a $112,500 bonus, of which $25,000 was paid in September 2009, and $81,500 was paid in March 2010.  Mr. Clark also received 10,000 shares of common stock which vested six months after commencing employment.  Mr. Clark was granted 250,000 stock options vesting in quarterly increments over three years beginning September 30, 2009, exercisable at $3.20 per share.

Termination Provisions

The table below describes the severance payments that our executive officers are entitled to in connection with a termination of their employment upon death, disability, without cause, for good reason, change of control and the non-renewal of their employment at the discretion of interCLICK.  All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986, or the Code, and the Regulations thereunder.

	Michael Mathews	Roger Clark	Michael Katz	Andrew Katz

Death	None	None	12 months base salary	None
Total Disability	None	None	12 months base salary	None
Dismissal Without Cause	18 months base salary and 1,350,000 stock options immediately vest	The greater of 12 months base salary or the remainder of the base salary due under the employment agreement and all stock options or shares of restricted stock immediately vest	The greater of 12 months base salary or the reminder of the base salary due under the employment agreement	Six months base salary
Resignation for Good Reason (1)	18 months base salary and 1,350,000 stock options immediately vest	12 months base salary and all stock options or shares of restricted stock scheduled to vest within one year immediately vest	The greater of 12 months base salary or the remainder of the base salary due under the employment agreement	Six months base salary
Change of Control	All stock options and restricted stock immediately vest	All stock options and restricted stock immediately vest	All stock options and restricted stock immediately vest	None
Expiration of Initial Term and interCLICK does not renew	None	None	The greater of 12 months base salary or the remainder of the base salary due under the employment agreement	None

(1)
Generally, good reason in the above agreements include the material diminution of the executives’ duties, any material reduction in base salary without consent, the relocation of the geographical location where the executive performs services or any other action that constitutes a material breach by interCLICK under the employment agreements.

Mr. David Garrity, who served as our Chief Financial Officer from June 30, 2008 until August 7, 2009, was receiving a base salary of $235,000 when he resigned.  His employment agreement provided for six months of base salary and benefits in the event that he was terminated without cause (which he was).  In order to ensure his continued availability during the transition period, we entered into a six month consulting agreement with Mr. Garrity which paid him the full amount of his severance and his stock options continued to vest while he served as a consultant.

Outstanding Equity Awards At 2009 Fiscal Year-End

Listed below is information with respect to unexercised options, stock that has not vested and equity incentive awards for each Named Executive Officer as of December 31, 2009:

	Outstanding Equity Awards At 2009 Fiscal Year-End
	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)

Michael Mathews	543,750		181,250	(1)	2.00	8/28/12
	83,333		41,667	(2)	2.00	10/12/12
	100,000		0		1.52	2/6/14

Michael Katz	150,000		0		2.00	8/31/12
	65,625		284,375	(3)	2.60	6/5/14

Andrew Katz	25,000		25,000	(4)	2.00	9/21/12
	33,333	(5)	66,667	(5)	2.62	9/24/13
	46,875		203,125	(3)	2.60	6/5/14
							21,094	(6)	110,322	(6)

Roger Clark	41,667		208,333	(7)	3.20	8/7/14
							10,000	(8)	52,300	(8)

(1)	These options vest quarterly over a three year period. The remaining options vest on February 28, 2010, May 28, 2010 and August 28, 2010.
(2)	These options vest quarterly over a three year period. The remaining options vest on January 12, 2010, April 12, 2010, July 12, 2010 and October 12, 2010.
(3)
These options vest quarterly over a four year period. The remaining options vest on March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010,  March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013.

(4)	These options vest annually over a four year period. The remaining options vest on September 21, 2010 and 2011.
(5)	These options vest annually over a three year period. During 2008, the exercise price was changed from $5.90 per share to $2.62 per share. The remaining options vest on September 24, 2010 and 2011.
(6)
These shares vest quarterly over a four year period and the remaining vesting dates are March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012. The market value was calculated based on the product of the December 31, 2009 closing price of $5.23 and the number of shares remaining unvested at December 31, 2009.

(7)
These options vest quarterly over a three year period and the remaining vesting dates are March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012.

(8)
These shares vested on February 6, 2010.  The market value was calculated based on the product of the December 31, 2009 closing price of $5.23 and the number of shares remaining unvested at December 31, 2009.

Review, Approval or Ratification of Transactions with Related Persons

As required under the Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related party transactions for potential conflict of interest situations.  A related party transaction refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Related Persons Transactions

In connection with our acquisition of Desktop, we were obligated to pay an additional $1,000,000 upon Desktop achieving certain revenue milestones.  On October 5, 2007 and September 20, 2008, Michael Katz, our President and a director, was paid $643,000 and $357,000, respectively.  Included in our revenues for 2008 was approximately $43,000 from a company controlled by Michael Katz.

On September 26, 2008, Barry Honig and GRQ Consultants, Inc. 401(k) (an entity controlled by Mr. Honig) loaned interCLICK a total of $1,300,000 and we issued to each $650,000 6% promissory notes.  The notes were secured by a first priority security interest in shares held by us in OPMG.  On November 26, 2008, we repaid the note issued to Mr. Honig.  On December 31, 2008, we repaid $250,000 of the principal amount owed to GRQ and extended the due date of the remaining $400,000 from December 31, 2008 to June 30, 2009.  On June 5, 2009, the Board of Directors approved an extension of the due date of $100,000 of the note from June 30, 2009 until December 31, 2009.  In addition, this $100,000 note which was previously not convertible was made convertible by replacing it with a 6% unsecured note, convertible at $2.00 per share, subject to adjustment for stock splits, stock dividends, combinations and similar events.  In consideration for extending the due date on the $100,000 note and in lieu of a cash payment for interest, we issued GRQ a total of 21,055 shares of common stock with a combined value of $25,266.  On June 22, 2009, we repaid $100,000 of the remaining $300,000 non-convertible note and extended the due date of this remaining $200,000 non-convertible note to December 31, 2009.  On August 19, 2009, we repaid all of the principal and interest owed under the $200,000 note.  On September 29, 2009, we repaid the remaining $100,000 note.

PROPOSAL 2.  AMENDMENT TO THE 2007 INCENTIVE STOCK AND AWARD PLAN TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES UNDER THE PLAN

Our Board has adopted a resolution declaring it advisable and in the best interests of interCLICK and its shareholders that the 2007 Incentive Stock and Award Plan, or the Plan, be amended to provide for an increase in the authorized number of shares under the Plan.  The resolution also recommends that the amendment be approved and adopted by interCLICK’s shareholders and directs that such proposal be submitted to our shareholders at the Annual Meeting.

Proposal 2 seeks shareholder approval to issue an additional 1,400,000 shares.  The Plan currently authorizes the issuance of a maximum of 3,112,500 shares of common stock.  As of the date of this Proxy Statement, 73,483 shares remain available for grant.  If the Board’s proposal is approved by our shareholders, the Board would have authority to issue up to 4,512,500 shares of common stock under the Plan.

We believe that having additional shares to issue under the Plan is in the best interests of interCLICK because these shares will help promote the success and enhance the value of interCLICK by linking the personal interest of participants to those of interCLICK’s shareholders.  Because of the nature of our business, stock options have been a valuable tool for us to recruit new employees and retain and motivate existing employees.

In the following paragraphs we provide a summary of the terms of the Plan.  The following summary is qualified in its entirety by the provisions of the Plan which is available to any shareholder upon request of interCLICK.

Stock Reserved for the Plans

In August 2007, we established the 2007 Equity Incentive Plan, or the Equity Plan, under which we have issued 2,250,000 stock options and restricted stock to our directors, employees and consultants.  In November 2007, we adopted the Plan, covering an additional 500,000 shares, which has been increased to 3,112,500 shares, upon the exercise of options and the granting of restricted stock.  Both the Equity Plan and the Plan are similar and are referred to below as the “Plans”.  The maximum number of shares of stock that may be subject to options shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

Should any option or shares of restricted stock expire or be canceled prior to its exercise or vesting in full, or should the number of shares of stock to be delivered upon the exercise or vesting of any option or restricted stock be reduced for any reason, the shares of stock theretofore subject to such option or restricted stock may be subject to future options or restricted stock under the Plans.

Administration

Both Plans are required to be administered by a committee of two or more independent directors, or in their absence by the Board.  We have delegated the power to our Compensation Committee or the Committee, which is comprised of three independent directors.  The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the Committee, in its sole discretion.

Designation of Optionees and Grantees

The persons eligible for participation in the Plan as recipients of options or shares of restricted stock include employees, directors, officers, advisors and consultants of interCLICK.

Option Price and Term

Both Plans provide for the grant of incentive stock options, or ISOs, and non-qualified options.  For any ISO granted, the exercise price may not be less than 100% of the fair market value on the date of grant or not less than 110% of the fair market value in the case of 10% shareholders.  The purchase price of non-qualified options shall not be less than fair market value on the date of grant.  Options granted under the Plans shall expire no later than 10 years after the date of grant, except for ISOs granted to 10% shareholders which must expire not later than five years from the date of grant.  Fair market value means the closing price on the final trading day immediately prior to the grant of the stock on the principal securities exchange where the shares are listed.

Change of Control

Upon the occurrence of a “Change of Control”, the Committee may accelerate the vesting and exercisability of outstanding options, in whole or in part. Upon a Change of Control, each outstanding option shall terminate within a specified number of days after notice to the optionee, and each such optionee shall receive, with respect to each share of stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to the Change in Control over the exercise price per share of such option. This amount shall be payable in cash, in one or more kinds of property or a combination thereof, as the Committee shall determine in its sole discretion. A Change of Control shall be deemed to occur if: (i) a tender offer is made and consummated for the ownership of 50% or more of the outstanding voting securities of interCLICK; (ii) interCLICK merges or consolidates with another corporation; (iii) interCLICK sells substantially all of its assets to another corporation or (iv) a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified in Sections 13(d) and 14(d)) acquires 50% or more of the outstanding voting securities of interCLICK. Notwithstanding the sentence above, if our shareholders hold more than 50% or our voting stock of the surviving or resulting corporation or hold 50% of the assets sold, whichever is applicable, there will not be deemed a Change of Control.

Transferability

No ISO shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee, each ISO shall be exercisable only by him, his guardian or legal representative.

All non-qualified options are transferable subject to compliance with applicable securities laws.  The common stock issuable upon exercise of options shall not be sold, assigned or transferred by the grantee until at least six months elapse from the date of the grant thereof.

Limit on the Value of ISOs

The aggregate fair market value, determined as of the date the ISO is granted, of stock for which ISOs are exercisable for the first time by any optionee during any calendar year under the Plans shall not exceed $100,000.

Term of Plans

No option or award of restricted stock shall be granted under the Plans on or after the date which is ten years from the effective date of each plan.

Amendment and Termination

The Board may from time to time amend, suspend, or terminate the Plans.  However, no rights granted with respect to any awards under the Plans before the amendment or alteration shall not be impaired by any such amendment, except with the consent of the grantee.  The Plans may not be materially amended without shareholder approval including an increase in the number of shares available.

Under the terms of the Plans, the Committee may also grant awards which will be subject to vesting under certain conditions.  In the absence of a determination by the Committee, options shall vest and be exercisable at the end of one, two and three years, except for ISOs, which are subject to a $100,000 per calendar year limit on first becoming exercisable.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of the Plan.  State, local, and foreign income taxes may also be applicable.  This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances.

With the exception of a stock grant, a participant will not recognize taxable income at the time of grant.  Upon exercise of a non-qualified stock option or the lapse of restrictions on restricted stock, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise or lapse of restriction.  interCLICK will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise.  However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax (assuming the stock received is not subject to a risk of forfeiture and is not transferable).  If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and interCLICK would not be entitled to any deduction.  If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences generally described for non-qualified stock options will apply.

Congress has enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements.  Upon a violation of Section 409A, a participant must include in ordinary income all deferred compensation required to be aggregated, pay interest from the date of the deferral, and pay an additional 20% tax.  It is interCLICK’s intention that awards granted under the Plan will comply with the requirements of Section 409A and intends to administer and interpret the Plan in such a manner.

The following provides information with regard to the securities granted under our compensation plans as of December 31, 2009.

	No. of securities		No. of
	to be issued	Weighted	securities
	upon exercise	average	remaining
	of outstanding	exercise	available for
	options and	price per	grant under
	warrants	share	Plans
Equity compensation plans approved by security holders (1) (2)(3)	5,294,167	$2.73	340,208
Equity compensation plans not approved by security holders	0		N/A
Total	5,294,167	$2.73	340,208

(1)	Because they are identical, for purposes of this table, we have combined the Plans.
(2)
Includes two option grants granted outside of the Plans, including 150,000 5-year stock options to purchase common stock exercisable at $2.40 per share granted to a director. Includes 150,000 warrants issued to a consultant exercisable at $4.24 per share.

(3)	On October 23, 2009, our shareholders ratified the adoption of our equity compensation plans.

This proposal requires approval by a majority of the votes cast at the Annual Meeting.

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL 3.  RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

Our Board has appointed J.H. Cohn LLP, or Cohn, to serve as our independent registered public accounting firm for the year ending December 31, 2010.  This firm has acted as our principal accountant since October 5, 2009 and served as our principal accountant for the year ending December 31, 2009.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification.  However, interCLICK is submitting this matter to the shareholders as a matter of good corporate governance.  Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of interCLICK and its shareholders.  If the appointment is not ratified, the Board will consider its options.

A representative of Cohn is expected to be present at the Annual Meeting.  He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

The Board recommends a vote “For” this proposal.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms.  Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with interCLICK.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of interCLICK’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is not the duty of the Audit Committee to determine that interCLICK’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits.  Those are the responsibilities of management and interCLICK’s independent registered public accounting firm.  In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of interCLICK’s independent registered public accounting firm with respect to such financial statements.

Audit Committee Report

The Audit Committee has:

•	reviewed with management the audited financial statements included in the Annual Report on Form 10-K;

•	met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standards No. 61;

•	discussed with the independent registered public accounting firm their independence from management and interCLICK;

•
the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, which is required by the Independence Standards Board Standard No. 1, and considered whether the provision of non-audit services was consistent with maintaining this firm’s independence; and

•
in reliance on the reviews and discussions with management and the auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

This report is submitted by the Audit Committee.

Brett Cravatt, Chairman

Michael Brauser

Barry Honig

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that interCLICK files with the SEC.

Principal Accountant Fees and Services

Salberg & Co., P.A., or the Former Auditor, was our independent registered public accounting firm for 2008 and provided services in 2009 until Cohn was appointed.  The Former Auditor’s services in 2009 consisted of the review of interCLICK’s financial statements for the quarters ended March 31 and June 30, 2009 and review of the August 2009 registration statement, the fees for which totaled $86,000.

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm.  Additionally, all of the services provided and fees charged by Cohn and the Former Auditor were approved by the Audit Committee.  The following table shows the principal accountant fees for the years ended December 31, 2009 and 2008.

	2009	2008
Audit Fees (1)	$109,531	$133,000
Audit Related Fees (2)	$50,944	$14,000
Tax Fees	$-	$-
All Other Fees	$-	$-

(1)	Audit fees – these fees relate to the audits of our annual consolidated financial statements and the review of our interim quarterly consolidated financial statements.
(2)	Audit related fees – these fees for the year ended December 31, 2009 and 2008 were for professional services rendered for assistance with reviews of documents filed with the SEC.

Previous Auditors

The reports of the Former Auditor on interCLICK’s consolidated financial statements for the fiscal year ended December 31, 2008 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that there was an explanatory paragraph describing conditions that raised substantial doubt about interCLICK’s ability to continue as a going concern.  The decision to change accountants was approved by our Audit Committee.

During interCLICK’s two most recent fiscal years and any subsequent interim period preceding the Former Auditor’s dismissal, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

This proposal requires approval by a majority of the votes cast at the Annual Meeting.

OTHER MATTERS

interCLICK has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.  However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.  In the event you are able to attend the Annual Meeting, at your request, interCLICK will cancel your previously submitted proxy.

By the Order of the Board of Directors

/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

April 26, 2010

Annex A

interCLICK, Inc.
Sixth Amendment to the 2007 Incentive Stock and Award Plan

interCLICK, Inc. amends its 2007 Incentive Stock and Award Plan (the “Plan”) as follows:

Section 4 of the Plan shall be deleted and replaced by the following:

4.           Stock Reserved for the Plan.

Subject to adjustment as provided in Section 8 hereof, a total of 4,512,500 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to Options shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of any Option or Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

# interCLICK, Inc.

## PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
## JUNE 11, 2010

**P R O X Y**

The undersigned shareholder hereby appoints Michael Mathews and Roger Clark, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present to vote the interCLICK, Inc. common stock of the undersigned at the 2010 Annual Meeting of Shareholders to be held on June 11, 2010 and any postponement(s) or adjournment(s) of such meeting, and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

(Continued and to be signed on the reverse side)

**SEE REVERSE SIDE**

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

## YOUR VOTE IS IMPORTANT!

### You can vote in one of two ways:

1. Vote by Internet at our Internet Address: http://www.proxyvoting.com/iclick

<u>or</u>

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

## PLEASE VOTE

Please mark vote as indicated in this example **X**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW AND PROPOSALS 2 AND 3.**

1. To elect members to our Board of Directors.

| | FOR | WITHHOLD AUTHORITY |
|---|---|---|
| Michael Brauser | ☐ | ☐ |
| Barry Honig | ☐ | ☐ |
| Brett Cravatt | ☐ | ☐ |
| Michael Katz | ☐ | ☐ |
| Michael Mathews | ☐ | ☐ |

Date:________________________, 2010

________________________
Signature (Please sign exactly as your name appears to the left)

________________________
Additional Signature (If held jointly)

________________________
Title of Authority

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

## VOTE BY INTERNET

**QUICK ★ ★ ★ EASY ★ ★ ★ IMMEDIATE**

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

**VOTE BY INTERNET:** THE WEB ADDRESS IS **http://www.proxyvoting.com/iclick**

***IF YOU VOTE BY INTERNET—DO NOT MAIL THE PROXY CARD.***

***THANK YOU FOR VOTING.***

**CONTROL NUMBER**
**for Internet Voting**